Exhibit 99.1

Porter Bancorp, Inc. Reports Third Quarter 2013 Results

Third Quarter 2013 Net Loss Available to Common Shareholders of $168,000

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 30, 2013--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, with 18 full-service banking offices in Kentucky, today reported unaudited results for the third quarter of 2013.

The Company reported that the net loss attributable to common shareholders declined substantially to $168,000, or ($0.01) per diluted share, for the third quarter of 2013 compared with a net loss of $26.9 million, or ($2.29) per diluted share, for the third quarter of 2012. Net loss attributable to common shareholders for the nine months ended September 30, 2013 was $2.4 million, or ($0.20) per diluted common share, compared with net loss attributable to common shareholders of $26.4 million, or ($2.25) per diluted share, for the nine months ended September 30, 2012. The significant reduction in net loss since last year reflected our focus on asset quality remediation, regulatory capital restoration, and lowering the risk profile of the Company.

Third Quarter 2013 Financial Performance Highlights

  Balance Sheet Reduction - We have successfully reduced the size of our balance sheet in accordance with our capital plan. Average assets were $1.056 billion in the third quarter of 2013 compared with $1.105 billion in the second quarter of 2013 and $1.326 billion in the third quarter of 2012. This reduction was accomplished primarily by reducing our commercial real estate and construction and development loans within our loan portfolio and through the redemption of higher cost certificates of deposit accounts.
  Net Interest Income – Net interest income declined to $7.8 million for the third quarter of 2013 compared with $8.4 million in the second quarter of 2013 and $10.1 million in the third quarter of 2012 as our average loans declined to $756.1 million for the third quarter of 2013 compared with $806.9 million in the second quarter of 2013 and $1.008 billion in the third quarter of 2012. Our net interest margin declined to 3.14% in the third quarter of 2013 compared with 3.24% in the second quarter of 2013 and 3.23% in the third quarter of 2012.
  Non-interest Income – Non-interest income decreased $981,000 to $1.2 million in the third quarter of 2013 compared with $2.1 million in the second quarter of 2013 and decreased $554,000 compared with $1.7 million in the third quarter of 2012. The quarter over quarter decline from June 2013 to September 2013 is attributable primarily to a $679,000 reduction in the gain on sales of securities, a $230,000 reduction in income from bank owned life insurance and a $176,000 decline in other real estate owned income.
  Provision for Loan Losses - Provision for loan losses expense declined to $250,000 for the third quarter of 2013 and $700,000 for the first nine months of 2013 compared with $25.5 million for the third quarter of 2012 and $33.3 million for the first nine months of 2012. The significant reduction in provision for loan losses is being driven by the substantial shrinkage of the loan portfolio, declining historical loss rates, and a reduction in loans migrating downward in risk grade classification. Our reserve for loans evaluated collectively for impairment was 4.66% at September 30, 2013, compared with 4.56% at June 30, 2013 and 5.06% at September 30, 2012.
  Non-performing Assets - Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned, decreased on a dollar level basis to $148.8 million, or 14.33% of total assets at September 30, 2013, compared with $159.3 million, or 14.86% of total assets, at June 30, 2013. Non-performing loans and other real estate owned still remain at higher than normal levels and continue to impact negatively the Bank’s earnings performance.

Non-performing loans decreased to $106.9 million, or 14.56% of total loans, at September 30, 2013, compared with $112.3 million, or 14.49% of total loans, at June 30, 2013. However, net charge-offs increased from $2.3 million in the second quarter of 2013 to $6.1 million in the third quarter of 2013. Net charge-offs for the nine months ended September 30, 2013 decreased to $25.6 million from $31.8 million for the same period in 2012.

Total past due and nonaccrual loans increased approximately $687,000 to $124.5 million at September 30, 2013 from $123.8 million at June 30, 2013.

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	(in thousands)
Past Due Loans:
30 – 59 Days	$10,018	$8,600	$8,052	$38,219
60 – 89 Days	7,582	2,979	2,960	20,303
90 Days and Over	—	71	—	86

Nonaccrual Loans	106,922	112,185	120,943	94,517
Total Past Due and Nonaccrual Loans	$124,522	$123,835	$131,955	$153,125

Foreclosed properties at September 30, 2013 decreased to $41.9 million compared with $47.0 million at June 30, 2013, and $48.8 million at September 30, 2012. The Company acquired $3.0 million in other real estate owned and sold $8.0 million in other real estate owned during the third quarter of 2013. Fair value write-downs arising from new appraisals or lower marketing prices totaled $300,000 in the third quarter of 2013 compared with $4.3 million in the third quarter of 2012 and $977,000 in the second quarter of 2013.

  Non-interest Expense – Non-interest expense decreased $3.3 million to $8.5 million for the third quarter of 2013 compared with $11.8 million for the second quarter of 2013 and decreased $5.7 million compared with $14.2 million for the third quarter of 2012. The significant reduction in non-interest expense was attributable primarily to lower loan collection expenses and lower other real estate owned expenses.
  Capital – Our net loss available to common shareholders of $168,000 for the third quarter of 2013 was much improved compared to our net loss available to common shareholders of $1.7 million in the second quarter of 2013. In connection with the recent rise in long-term interest rates, our stockholders’ equity was negatively impacted from June 30, 2013 to September 30, 2013 by an increase in the net unrealized loss in our available for sale securities portfolio from $1.1 million at June 30, 2013, to $2.8 million at September 30, 2013.

At September 30, 2013, PBI Bank’s Tier 1 leverage ratio was 6.40% compared with 6.08% at June 30, 2013, and its Total risk-based capital ratio was 11.04% at September 30, 2013 compared with 10.60% at June 30, 2013, which are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order. At September 30, 2013, Porter Bancorp’s leverage ratio was 5.15% compared with 4.91% at June 30, 2013, and its Total risk-based capital ratio was 10.78% compared with 10.46% at June 30, 2013.

We are continuing our efforts to strengthen our capital levels and comply with the Consent Order. Management and the Board of Directors are evaluating appropriate strategies for increasing the Company’s capital in order to meet the capital requirements of our Consent Order. These include, among other things, a possible public offering or private placement of common stock to new and existing shareholders. As previously announced, we have engaged a financial advisor to assist our Board in this evaluation.

PBIB-G PBIB-F

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the third quarter ending September 30, 2013 follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/13	6/30/13	9/30/12	9/30/13	9/30/12

Income Statement Data
Interest income	$10,543	$11,168	$13,987	$32,969	$44,554
Interest expense	2,694	2,816	3,855	8,470	12,173

Net interest income	7,849	8,352	10,132	24,499	32,381
Provision for loan losses	250	—	25,500	700	33,250

Net interest income after provision	7,599	8,352	(15,368)	23,799	(869)

Service charges on deposit accounts	536	506	563	1,535	1,673
Income from fiduciary activities	—	—	261	517	803
Bank card interchange fees	174	196	180	542	553
Other real estate owned income	54	230	180	396	242
Gains on sales of securities, net	24	703	—	727	3,530
Income from bank owned life insurance	75	305	79	459	238
Other	304	208	458	786	1,145

Non-interest income	1,167	2,148	1,721	4,962	8,184

Salaries & employee benefits	3,837	3,999	4,264	11,975	12,558
Occupancy and equipment	884	913	971	2,728	2,826
Other real estate owned expense	669	1,657	5,204	3,117	7,666
FDIC insurance	578	650	559	1,867	2,264
Franchise tax	537	537	496	1,611	1,680
Loan collection expense	531	2,407	792	3,973	1,738
Professional fees	503	499	776	1,408	1,699
Communications expense	177	179	175	531	523
Postage and delivery	99	102	108	314	339
Insurance expense	171	160	96	482	296
Other	482	706	709	1,835	1,870

Non-interest expense	8,468	11,809	14,150	29,841	33,459

Income (loss) before income taxes	298	(1,309)	(27,797)	(1,080)	(26,144)
Income tax expense (benefit)	—	—	(65)	—	(65)

Net income (loss)	298	(1,309)	(27,732)	(1,080)	(26,079)
Less:
Dividends on preferred stock	437	437	437	1,311	1,312
Accretion on preferred stock	45	45	44	135	134
Earnings (loss) allocated to participating securities	(16)	(110)	(1,264)	(174)	(1,095)

Net income (loss) available to common	$(168)	$(1,681)	$(26,949)	$(2,352)	$(26,430)

Weighted average shares – Basic	11,592,959	11,761,788	11,751,818	11,701,396	11,732,835
Weighted average shares – Diluted	11,592,959	11,761,788	11,751,818	11,701,396	11,732,835

Basic earnings (loss) per common share	$(0.01)	$(0.14)	$(2.29)	$(0.20)	$(2.25)
Diluted earnings (loss) per common share	$(0.01)	$(0.14)	$(2.29)	$(0.20)	$(2.25)
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/13	6/30/13	9/30/12	9/30/13	9/30/12

Average Balance Sheet Data
Assets	$1,056,300	$1,104,807	$1,326,457	$1,103,958	$1,367,318
Loans	756,132	806,941	1,008,053	811,433	1,068,356
Earning assets	1,006,838	1,050,515	1,261,864	1,055,891	1,306,590
Deposits	965,501	1,008,102	1,196,580	1,008,839	1,235,573
Long-term debt and advances	36,123	36,652	38,328	36,644	38,944
Interest bearing liabilities	903,607	941,059	1,126,045	942,423	1,164,309
Stockholders’ equity	37,995	46,904	81,029	44,180	83,217

Performance Ratios
Return on average assets	0.11%	(0.48)%	(8.32)%	(0.13)%	(2.55)%
Return on average equity	3.11	(11.19)	(136.16)	(3.27)	(41.86)
Yield on average earning assets (tax equivalent)	4.21	4.31	4.45	4.22	4.59
Cost of interest bearing liabilities	1.18	1.20	1.36	1.20	1.40
Net interest margin (tax equivalent)	3.14	3.24	3.23	3.15	3.35
Efficiency ratio	94.17	120.54	119.38	103.85	90.34

Loan Charge-off Data
Loans charged-off	$(7,071)	$(3,404)	$(23,487)	$(28,437)	$(32,507)
Recoveries	1,016	1,124	412	2,811	697

Net charge-offs	$(6,055)	$(2,280)	$(23,075)	$(25,626)	$(31,810)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$112,185	$120,943	$81,653	$94,517	$92,020
Net principal pay-downs	(7,408)	(8,118)	(5,768)	(19,599)	(15,092)
Charge-offs	(5,388)	(3,256)	(13,442)	(26,116)	(20,656)
Loans foreclosed and transferred to OREO	(2,987)	(11,875)	(3,339)	(18,542)	(22,411)
Loans returned to accrual status	(678)	(421)	—	(1,099)	—
Loans placed on nonaccrual during the period	11,198	14,912	29,528	77,761	54,771

Nonaccrual loans at end of period	$106,922	$112,185	$88,632	$106,922	$88,632

Troubled Debt Restructurings (TDRs)
Accruing	$43,968	$54,927	$81,930	$43,968	$81,930
Nonaccrual	49,255	46,510	35,552	49,255	35,552
Total	$93,223	$101,437	$117,482	$93,223	$117,482

Other Real Estate Owned (OREO) Activity (Net of Allowance)
OREO at beginning of period	$47,030	$44,192	$54,365	$43,671	$41,449
Real estate acquired	2,987	11,875	3,405	18,542	31,531
Valuation adjustment write-downs	(300)	(977)	(4,260)	(1,584)	(5,090)
Proceeds from sales of properties	(8,029)	(7,898)	(4,140)	(18,582)	(17,573)
Gain (loss) on sales, net	169	(162)	(533)	(190)	(1,481)
Capital improvements	—	—	—	—	1

OREO at end of period	$41,857	$47,030	$48,837	$41,857	$48,837

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of	As of	As of	As of
	9/30/13	6/30/13	12/31/12	9/30/12

Assets
Loans	$734,240	$774,785	$899,092	$951,811
Loan loss reserve	(31,754)	(37,559)	(56,680)	(54,019)

Net loans	702,486	737,226	842,412	897,792
Mortgage loans held for sale	123	133	507	210
Securities available for sale	193,981	176,942	178,476	198,148
Federal funds sold & interest bearing deposits	42,071	56,512	41,161	69,928
Cash and due from financial institutions	11,362	7,754	8,411	11,854
Premises and equipment	20,167	20,368	20,805	20,955
Other real estate owned	41,857	47,030	43,671	48,837
Accrued interest receivable and other assets	26,080	26,166	27,188	38,317

Total Assets	$1,038,127	$1,072,131	$1,162,631	$1,286,041

Liabilities and Equity
Certificates of deposit	$658,940	$690,557	$760,573	$882,303
Interest checking	71,851	78,218	87,234	80,524
Money market	77,292	65,620	63,715	63,594
Savings	37,622	40,121	39,227	39,703

Total interest bearing deposits	845,705	874,516	950,749	1,066,124
Demand deposits	101,191	106,320	114,310	111,403

Total deposits	946,896	980,836	1,065,059	1,177,527
Federal funds purchased & repurchase agreements	3,722	3,292	2,634	2,403
FHLB advances	4,741	5,016	5,604	5,960
Junior subordinated debentures	31,075	31,525	31,975	32,200
Accrued interest payable and other liabilities	14,578	12,710	10,169	12,967

Total liabilities	1,001,012	1,033,379	1,115,441	1,231,057
Stockholders’ equity	37,115	38,752	47,190	54,984

Total Liabilities and Stockholders’ Equity	$1,038,127	$1,072,131	$1,162,631	$1,286,041

Ending shares outstanding	12,846,668	12,322,207	12,002,421	12,007,127
Book value per common share	$(0.09)	$0.04	$0.74	$1.39
Tangible book value per common share	(0.21)	(0.10)	0.58	1.22

Asset Quality Data
Loan 90 days or more past due still on accrual	$—	$71	$86	$1,486
Nonaccrual loans	106,922	112,185	94,517	88,632

Total non-performing loans	106,922	112,256	94,603	90,118
Real estate acquired through foreclosures	41,857	47,030	43,671	48,837
Other repossessed assets	11	—	—	5

Total non-performing assets	$148,790	$159,286	$138,274	$138,960

Non-performing loans to total loans	14.56%	14.49%	10.52%	9.47%
Non-performing assets to total assets	14.33	14.86	11.89	10.81
Allowance for loan losses to non-performing loans	29.70	33.46	59.91	59.94
Allowance as % of loans evaluated individually	3.06	5.82	11.14	8.48
Allowance as % of loans evaluated collectively	4.66	4.56	5.02	5.06
Allowance for loan losses to total loans	4.32	4.85	6.30	5.68

Risk-based Capital Ratios
Tier I leverage ratio	5.15%	4.91%	4.50%	5.00%
Tier I risk-based capital ratio	7.19	6.88	6.46	7.03
Total risk-based capital ratio	10.78	10.46	9.81	10.01

FTE employees	260	264	278	291

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
President